UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report

January 30, 2007

(Date of earliest event reported)

CAVALIER HOMES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9792	63-0949734
(Commission File Number)	(IRS Employer Identification No.)

32 Wilson Boulevard 100
Addison, Alabama	35540
(Address of Principal Executive Offices)	(Zip Code)

(256) 747-9800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2007, the Board of Directors of the Company approved the Compensation Committee’s recommendation with respect to performance targets for fiscal year 2007 incentive compensation under the 2005 Incentive Compensation Plan (the “Plan”) for each of Messrs. Roberson, Brown and Murphy. The performance target for the award of 2007 cash incentive bonuses for all of the named executive officers is the Company’s pre-tax income for 2007. For purposes of this calculation and determination, the Board defined “pre-tax income” as the Company’s income from operations before income taxes (including the deduction for incentive compensation), and net of any reserves or accruals for warranties, plus earnings from equity investees. If actual pre-tax income for 2007 does not meet the target, the bonus amounts for each of the named executive officers shall be reduced proportionately; provided, however, that no incentive bonus shall be paid unless the Company has pre-tax income that exceeds seventy percent (70%) of the performance target.

The table below sets forth the 2007 target bonus amounts under the Plan for each of the Company’s executive officers at the threshold, target and maximum payout:

Name	Title	2007 Bonus Threshold (70%)	2007 Bonus Target (100%)	2007 Bonus Maximum (300%)
David A. Roberson	President and Chief Executive Officer	$245,000	$350,000	$1,050,000
Gregory A. Brown	Chief Operating Officer	$192,500	$275,000	$825,000
Michael R. Murphy	Vice President, Chief Financial Officer and Secretary-Treasurer	$157,500	$225,000	$675,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAVALIER HOMES, INC.
(Registrant)

Date: February 2, 2007                                      By                     /s/ Michael R. Murphy

Michael R. Murphy
Its Chief Financial Officer

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